Exhibit 99.1

Altiris Reports Strong Financial Results for Third Quarter of 2005

SALT LAKE CITY – October 24, 2005 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the third quarter ended September 30, 2005.

For the third quarter, the Company reported total revenue of $48.8 million, an increase of 20 percent over $40.7 million reported in the third quarter of 2004. Net income was $132,000, or $0.00 per diluted share, including charges of $2.3 million for the amortization of acquired intellectual property, $997,000 for amortization of intangible assets, $2.7 million in stock-based compensation and $2.0 million in restructuring charges. This compares to net income of $3.4 million, or $0.12 per diluted share, reported in the third quarter of 2004, which includes $1.3 million for the amortization of acquired intellectual property, $687,000 for amortization of intangible assets, and $153,000 in stock-based compensation.

On a Non-GAAP basis, the Company reported net income of $5.4 million, or $0.19 per diluted share, for the third quarter of 2005, excluding the above-mentioned charges and applying a tax rate of 35 percent. This compares to Non-GAAP net income of $5.2 million, or $0.19 per share, reported in the same period of last year.

“We are pleased with our financial results and execution across our business in the quarter,” commented Greg Butterfield, chairman and CEO of Altiris. “In addition to exceeding our guidance, we reported growth in both license and service revenue and successfully implemented our restructuring efforts, realizing meaningful cost savings and significantly improving operating margins.

“Our year over year quarterly growth is the result of increased activity across our customer base as well as continued strength in revenue through our OEM partners and our VAR and systems integrator channels. We continued to win competitively with customers as the result of our integrated approach to total lifecycle management and showed good traction with some of our new solutions, most notably our security offerings. We remained focused on delivering innovative solutions and continued to deliver quality new and updated products to the market.

“We recently completed our ManageFusion™ conference in Orlando where we had more than 800 attendees and 250 customer one-on-one meetings. We believe that the energy around Altiris and our solutions were amply evident at this event and are encouraged by the growing level of interest and acceptance of Altiris across the industry. As we look ahead and with our restructuring activities nearing completion, we believe we are well positioned for a stronger future and confident in our ability to continue to execute effectively,” concluded Butterfield.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s third quarter results on Monday, October 24 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 and entering passcode 11041490.

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call and Webcast as described above, we use or plan to discuss certain Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, restructuring charges and stock-based compensation. In addition, we used a Non-GAAP tax rate of 35 percent for the second quarters of 2005 and 2004.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage, secure and service desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, security and IT asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries. ManageFusion is a trademark of Altiris, Inc. in the U.S. and in other countries.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the growing level of interest in, and acceptance of, Altiris and our product solutions, our position in the market our confidence in our ability to continue to execute effectively. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, changes in economic conditions generally or technology spending in particular, our failure to expend our customer base, deterioration of our relationships with Dell, HP, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners, our inability to develop and expand our VAR and systems integrator channels, our inability to compete effectively in an increasingly competitive market, factors affecting our ability to continue to realize the anticipated cost savings and efficiencies from the adjustments made to our operating model, our inability to align our expenses with anticipated revenues and Company strategy, our inability to achieve the anticipated benefits of recently acquired businesses, fluctuations in our future quarterly revenue and operating results, slower than expected closure rates on larger transactions, our inability to manage expenses, disruptions in our business and operations as a result of acquisitions, difficulties and delays in product development, the length and complexity of our product sales cycle, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation and does not intend to update these forward-looking statements.

(TABLES TO FOLLOW)

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Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams, Vanessa Lehr
Altiris Inc.	The Blueshirt Group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
vanessa@blueshirtgroup.com

Altiris, Inc.

Consolidated Balance Sheets

(Unaudited)

(in 000’s)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and marketable securities	$144,092	$183,447
Accounts receivable, net	38,762	40,056
Prepaid expenses and other current assets	3,174	4,171
Deferred tax asset	1,000	1,757

Total current assets	187,028	229,431

Property and equipment, net	6,851	5,713
Intangible assets, net	37,053	26,516
Goodwill	67,504	16,425
Other assets	289	157

Total Assets	$298,725	$278,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,466	$994
Accounts payable	1,621	2,661
Accrued salaries and benefits	11,414	12,106
Other accrued expenses	5,882	13,951
Deferred revenue	45,414	38,007

Total current liabilities	65,797	67,719

Capital lease obligations, net of current portion	1,687	871
Other accrued expenses, non-current	57	—
Deferred tax liability, non-current	1,984	2,755
Deferred revenue, non-current	4,613	4,689

Total liabilities	74,138	76,034

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	215,850	194,789
Deferred compensation	(4,877)	(255)
Accumulated other comprehensive income	(380)	444
Retained earnings	13,991	7,227

Total stockholders’ equity	224,587	202,208

Total liabilities and stockholders’ equity	$298,725	$278,242

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Revenue:
Software	$26,170	$24,768	$80,951	$75,046
Services	22,605	15,928	61,088	43,085

Total revenue	48,775	40,696	142,039	118,131

Cost of revenue:
Software	315	292	578	839
Amortization of acquired intellectual properties	2,294	1,341	6,713	3,409
Services	6,577	5,587	19,263	14,779

Total cost of revenue	9,186	7,220	26,554	19,027

Gross profit	39,589	33,476	115,485	99,104

Operating expenses:
Sales and marketing	19,602	15,921	57,991	46,361
Research and development	9,919	7,916	30,060	23,573
General and administrative	4,869	3,600	16,251	10,184
Amortization of intangible assets	997	687	3,014	2,032
Restructuring charge	2,019	—	2,019	—
Write-off of in-process research and development	—	—	1,600	—
Stock-based compensation	2,699	153	4,794	456

Total operating expenses	40,105	28,277	115,729	82,606

Income (loss) from operations	(516)	5,199	(244)	16,498

Other income, net	764	622	11,018	1,034

Income before income taxes	248	5,821	10,774	17,532

Provision for income taxes	(116)	(2,432)	(4,011)	(7,356)

Net income	$132	$3,389	$6,763	$10,176

Basic net income per share	$0.00	$0.13	$0.25	$0.39

Diluted net income per share	$0.00	$0.12	$0.24	$0.37

Basic shares	27,705	26,695	27,482	26,385

Diluted shares	28,288	27,840	28,451	27,591

Non-GAAP ADJUSTMENTS

GAAP income before income taxes	$248	$5,821	$10,774	$17,532

Add back:
Amortization of acquired intellectual properties	2,294	1,341	6,713	3,409
Amortization of intangible assets	997	687	3,014	2,032
Write-off of in-process research and development	—	—	1,600	—
Restructuring charge	2,019	—	2,019	—
Symantec litigation settlement	—	—	(10,000)	—
Stock-based compensation	2,699	153	4,794	456

Non-GAAP income before income taxes	8,257	8,002	18,914	23,429

Non-GAAP provision for income taxes (35%)	(2,890)	(2,801)	(6,620)	(8,200)

Non-GAAP net income	$5,367	$5,201	$12,294	$15,229

Non-GAAP net income per share:
Basic	$0.19	$0.19	$0.45	$0.58

Diluted	$0.19	$0.19	$0.43	$0.55

Shares used to compute non-GAAP net income per share:
Basic	27,705	26,695	27,482	26,385

Diluted	28,288	27,840	28,451	27,591